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                                                                    EXHIBIT 20.2




                             Payment Date Statement
             American Express Travel Related Services Company, Inc.

                      -------------------------------------

                          American Express Master Trust

                      -------------------------------------

                 Class B Accounts Receivable Trust Certificates



      The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. ("TRS"), as Servicer pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004, and as supplemented by the Series 2002-2 Supplement, dated as of June 18, 2002 (as amended and supplemented, the "Agreement"), among American Express Receivables Financing Corporation ("RFC"),American Express Centurion Bank ("AECB"), and American Express Bank, FSB ("FSB"), as Transferors, TRS, as Servicer, and the Bank of New York, as Trustee, does hereby certify the information set forth below.

1. Capitalized terms used in this Payment Date Statement have their respective meanings as set forth in the Agreement. This Payment Date Statement is delivered pursuant to Section 5.02 of the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections in the Agreement.

2.    TRS is Servicer under the Agreement.

3.    The undersigned is Servicing Officer.

4.    The "Record Date" referred to herein is February 28, 2005.
                                              ------------------

      Information Regarding the Current Interest Payment Date, Special Payment Date or Expected Final Payment Date to Class B Certificate holders (Also, stated on the Basis of $1,000 Original Certificate Principal Amount).


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1.    Total Class B distributions                                $191,711.71
                                                             ---------------
2.    Class B principal distributions                                  $0.00
                                                             ---------------
3.    Class B interest distributions                             $191,711.71
                                                             ---------------
4.    Excess of Class B principal balance over Class B
      Invested Amount as of the Record Date                            $0.00
                                                             ---------------
5.    Class  B  Invested  Amount  as  of  the  Record Date/
      Class  B  Initial  Invested  Amount (determined after
      taking  into  account  any  increase  or  decrease in
      the Invested Amount which will occur upon the current
      distribution)                                           $81,081,081.00
                                                             ---------------


      Attached hereto is the Monthly Servicer's Certificate for the related Due Period.

      IN WITNESS WHEREOF, the undersigned have caused this Payment Date Statement to be duly executed and delivered by its respective duly authorized officer on this 7thday of March, 2005.


                                   AMERICAN EXPRESS TRAVEL RELATED
                                   SERVICES COMPANY, INC.
                                   as Servicer

                                   By:    /s/ John Koslow
                                          ------------------------
                                   Name:  John Koslow
                                   Title: Vice President